SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 2, 2011

Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California	94-2656341
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (925) 328-4650

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Mr. Robert C. Wilson announced today that he will be retiring as a member of the Board of Directors of Giga-tronics Incorporated, effective as of the Annual Shareholder meeting scheduled for October 18, 2011.

Mr. Wilson was previously the audit committee financial expert, and the Board of Directors is currently conducting a search for his replacement as a Director, and as the financial expert.

Mr. James A. Cole has been appointed as his replacement on the Compensation Committee, and Mr. Garrett Garrettson and Mr. George H. Bruns, Jr. have been appointed as his replacement for the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2011	GIGA-TRONICS INCORPORATED By /s/ Patrick J. Lawlor VP Finance, Chief Financial Officer & Secretary